                                                                     EXHIBIT 4.3

                               QUALIX GROUP, INC.
                            SERIES D PREFERRED STOCK
                                  AND WARRANT
                               PURCHASE AGREEMENT



                                 April 11, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
1.   Purchase and Sale of Stock and Warrants..............................    1
     1.1   Sale and Issuance of Series D Preferred Stock and Warrants to
           Purchase Common Stock..........................................    1
     1.2   Closing........................................................    2

2.   Representations and Warranties of the Company........................    2
     2.1   Organization, Good Standing and Qualification..................    3
     2.2   Capitalization.................................................    3
     2.3   Subsidiaries...................................................    4
     2.4   Authorization..................................................    4
     2.5   Valid Issuance of Preferred and Common Stock...................    5
     2.6   Governmental Consents..........................................    5
     2.7   Litigation.....................................................    5
     2.8   Invention and Secrecy Agreements...............................    6
     2.9   Patents and Trademarks.........................................    6
     2.10  Compliance with Other Instruments..............................    7
     2.11  Agreements; Action.............................................    7
     2.12  Registration Rights............................................    8
     2.13  Corporate Documents............................................    8
     2.14  Title to Property and Assets...................................    9
     2.15  Employee Benefit Plans.........................................    9
     2.16  Tax Returns and Payments.......................................    9
     2.17  Insurance......................................................    9
     2.18  Labor Agreements and Actions...................................    9
     2.19  Financial Statements...........................................   10
     2.20  Voting Arrangements............................................   10
     2.21  Disclosure.....................................................   10
     2.22  Business Plan..................................................   11
     2.23  Section 83(b) Elections........................................   11

3.   Representations and Warranties of Investor...........................   11
     3.1   Authorization..................................................   11
     3.2   Purchase Entirely for Own Account..............................   11
     3.3   Disclosure of Information......................................   11
     3.4   Investment Experience..........................................   11
     3.5   Restricted Securities..........................................   12
     3.6   Further Limitations on Disposition.............................   12
     3.7   Legends........................................................   13
     3.8   Accredited Investor............................................   13

                                      i.

     3.9   Confidentiality................................................   13
     3.10  Removal of Legends; Further Covenants and Restrictions.........   13

4.   California Commissioner of Corporations..............................   14
     4.1   Corporate Securities Law.......................................   14

5.   Conditions of Investor's Obligations at Closing......................   14
     5.1   Representations and Warranties.................................   15
     5.2   Performance....................................................   15
     5.3   Compliance Certificate.........................................   15
     5.4   Qualifications.................................................   15
     5.5   Proceedings and Documents......................................   15
     5.6   Minimum Investment.............................................   15
     5.7   Board of Directors.............................................   15
     5.8   Opinion of Company Counsel.....................................   15

6.   Conditions of the Company's Obligations at Closing...................   16
     6.1   Representations and Warranties.................................   16
     6.2   Payment of Purchase Price......................................   16
     6.3   California Qualification.......................................   16

7.   Registration Rights..................................................   16
     7.1   Definitions....................................................   16
     7.2   Request for Registration.......................................   17
     7.3   Company Registration...........................................   18
     7.4   Obligations of the Company.....................................   18
     7.5   Furnish Information............................................   20
     7.6   Expenses of Demand Registration................................   20
     7.7   Expenses of Company Registration...............................   20
     7.8   Underwriting Requirements......................................   21
     7.9   Delay of Registration..........................................   21
     7.10  Indemnification................................................   21
     7.11  Reports Under Securities Exchange Act of 1934..................   23
     7.12  Form S-3 Registration..........................................   24
     7.13  Assignment of Registration Rights..............................   25
     7.14  Limitations on Subsequent Registration Rights..................   25
     7.15  "Market Stand-Off" Agreement...................................   26
     7.16  Amendment of Registration Rights...............................   26
     7.17  Termination of Registration Rights.............................   26

8.   Covenants............................................................   26
     8.1   Delivery of Financial Statements...............................   26
     8.2   Inspection.....................................................   28
     8.3   Right of First Offer on Certain Primary Sales..................   28

                                      ii.

     8.4   Right of First Offer on Certain Secondary Sales................   29
     8.5   Invention and Proprietary Information Agreements...............   31
     8.6   Series D Directors.............................................   31
     8.7   Termination of Covenants.......................................   32

9.   Miscellaneous........................................................   32
     9.1   Survival of Warranties.........................................   32
     9.2   Successors and Assigns.........................................   32
     9.3   Governing Law..................................................   32
     9.4   Counterparts...................................................   32
     9.5   Titles and Subtitles...........................................   32
     9.6   Notices........................................................   32
     9.7   Finder's Fee...................................................   33
     9.8   Expenses.......................................................   33
     9.9   Amendments and Waivers.........................................   33
     9.10  Severability...................................................   33
     9.11  Aggregation of Stock...........................................   33
     9.12  Effect of This Agreement.......................................   33


SCHEDULE

     A.    Schedule of Investors
     B.    Schedule 2.15
     C.    Schedule of Exceptions


EXHIBITS

     A.    Amended and Restated Certificate of Incorporation
     B.    List of Common Stockholders
     C.    List of Series A Preferred Stockholders
     D.    List of Series B Preferred Stockholders
     E.    List of Series C Preferred Stockholders
     F.    Bridge Warrant Conversion Table
     G.    Opinion of Brobeck, Phleger & Harrison
     H.    Warrant to Purchase Common Stock
     I.    Exhibit 2.8(a)

                                     iii.

            SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
            -------------------------------------------------------



          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 11th day of April, 1995 by and among QUALIX GROUP, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (the "Investors" each
                                        ----------
of which is referred to as an "Investor").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Purchase and Sale of Stock and Warrants.
               ---------------------------------------

          1.1  Sale and Issuance of Series D Preferred Stock and Warrants to
               -------------------------------------------------------------
Purchase Common Stock.
---------------------

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the "Amended and Restated Certificate of Incorporation").
---------

          (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing, and the Company agrees to sell and issue to such Investor at the Closing, (i) that number of shares of the Company's Series D Preferred Stock set forth opposite the Investor's name on Schedule A hereto for the purchase price of $2.40 per share and (ii) that number
----------
of Warrants to purchase shares of the Company's Common Stock, in the form attached hereto as Exhibit G (collectively, the "Warrants"), set forth opposite the Investor's name on Schedule A hereto, for the purchase price of $0.001 per
                       ----------
share of Common Stock represented by the Warrants. The shares of Common Stock issuable upon exercise of the Warrants shall be referred to herein as the "Warrant Shares." The number of shares of Series D Preferred Stock authorized for sale pursuant to this Agreement shall not exceed 1,400,000.

          (c) The Company may, subject to approval by the Board of Directors after the Closing, sell to one or more additional investors as the Company shall select ("Additional Investors") up to the balance of the authorized number of shares of Series D Preferred Stock not sold at the Closing and additional Warrants and each such Additional Investor, if any, shall become a party to this Agreement so that such Additional Investor will have the same rights and obligations as do the Investors hereunder, provided that:

               (i) any sale of Series D Preferred Stock and Warrant to an Additional Investor is consummated at such time and place as the Company and such Additional Investor may agree (which time and place are designated as a "Additional Closing"), which Subsequent Closing shall occur not later than the Ninetieth (90th) day following the Closing;

               (ii) each Additional Investor pays not less than $2.40 in cash for each share of Series D Preferred Stock and an amount in cash for each Warrant equal to $0.001 times the number of Warrant Shares represented by the Warrant to be purchased by such Additional Investor; and

               (iii) the ratio of (A) the number of Warrant Shares represented by any Warrants sold to an Additional Investor and (B) the number of shares of Series D Preferred Stock sold to such Additional Investor shall not exceed:

               Closing Date                Ratio
               ------------                -----

               4/11/95 to 5/11/95           .7950
               5/12/95 to 6/12/95          .59625
               6/13/95 to 7/13/95           .3975
               7/14/95 to 8/14/95          .19875
               8/15/95 and thereafter           0

          (d) Any Additional Investor shall be deemed to be an Investor for purposes of this Agreement with the same rights and obligations as an Investor hereunder.

          1.2  Closing.  The purchase and sale of the Series D Preferred Stock
               -------
and Warrants by the Investors shall take place at the offices of Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, at 10:00 a.m. on April 11, 1995 (the "Closing Date"), or at such other time and place as the Company and Investors mutually agree upon, either orally or in writing (which time and place are designated as the "Closing"). At the Closing and each Additional Closing the Company shall deliver to each Investor and each Additional Investor, as the case may be, a certificate representing the shares of Series D Preferred Stock and the Warrant which such Investor or Additional Investor, as the case may be, is purchasing upon payment of the purchase price therefor by delivery to the Company by such Investor of a bank check or bank wire, payable to the Company's order, or cancellation of indebtedness of the Company to such Investor or Additional Investor, as the case may be.

          2.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions furnished to such Investor and specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State

                                      2.

of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to transact business as a foreign corporation in California. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Company.

          2.2  Capitalization. The authorized capital of the Company consists,
               --------------
or will consist prior to the Closing, of:

               (i) Preferred Stock.  5,000,000 shares of preferred stock, par
                   ---------------
value $.001 per share (the "Preferred Stock"), of which (a) 1,225,001 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding and owned by the persons, and in the amounts, specified in Exhibit C hereto; (b) 923,077 shares have been designated
                      ---------
Series B Preferred Stock (the "Series B Preferred Stock"), all of which are issued and outstanding and owned by the persons, and in the amounts, specified in Exhibit D hereto; (c) 753,291 have been designated Series C Preferred Stock
   ---------
(the "Series C Preferred Stock"), of which 729,196 shares are issued and outstanding and owned by the persons, and in the amounts, specified in Exhibit E
                                                                       ---------
hereto; and 1,400,000 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), none of which are issued and outstanding. The Company has reserved 40,000 shares of Series D Preferred Stock to effect the exercise of an outstanding warrant to purchase 40,000 shares of Series D Preferred Stock (the "Series D Warrant") and such number of shares of the Company's Preferred Stock as may be required from time to time to effect the conversion of the Company's bridge notes dated August 26 and October 5, 1994 in the aggregate principal amount of $608,527 (the "Bridge Notes"). The rights, privileges, preferences, and restrictions of the Series A, Series B, Series C and Series D Preferred Stock will be as stated in the Amended and Restated Certificate of Incorporation.

               (ii) Common Stock.  20,000,000 shares of Common Stock, par value
                    ------------
$.000333-1/3 per share (the "Common Stock"), of which 2,951,067 shares are issued and outstanding and owned by the persons, and in the amounts, specified in Exhibit B hereto. The Company has reserved such number of shares of Common
   ---------
Stock as may be required from time to time to effect the exercise of outstanding warrants issued in connection with the Bridge Notes (collectively the "Bridge Warrants"), effect the exercise of the Warrants, effect the conversion of the Series A, Series B, Series C and Series D Preferred Stock into Common Stock, including the Series D Preferred Stock issuable upon conversion of the Series D Warrant, the conversion of the Preferred Stock issuable upon conversion of the Bridge Notes and the exercise of outstanding options to purchase Common Stock.

               (iii)  Agreements for Purchase of Shares.  Except for (A) the
                      ---------------------------------
conversion privileges of Series A, Series B, Series C and Series D Preferred Stock, (B) the rights of Series A Preferred Stock holders provided for in
Section 8.4 of the Qualix Group, Inc. Series A Preferred Stock Purchase Agreement dated November 15, 1990 by and among

                                      3.

the Company and the investors named therein ("Series A Preferred Stock Purchase Agreement"), (C) the rights of Series B Preferred Stock holders provided for in
Section 8.4 of the Qualix Group, Inc. Series B Preferred Stock Purchase Agreement dated December 15, 1991 by and among the Company and the investors named therein (the "Series B Preferred Stock Purchase Agreement"), (D) the rights of Series C Preferred Stock holders provided for in Section 8.4 of the Qualix Group, Inc. Series C Preferred Stock Purchase Agreement dated October 20, 1992, as amended (the "First Series C Preferred Stock Purchase Agreement"), (E) the rights of Series C Preferred Stock holders provided for in Section 8.4 of the Qualix Group, Inc. Series C Preferred Stock Purchase Agreement dated November 16, 1993 (the "Second Series C Preferred Stock Purchase Agreement") (collectively, the "Series C Preferred Stock Purchase Agreements"), (F) the rights of Investors provided for in Section 8.4 hereof and (G) 669,000 shares of Common Stock reserved for issuance to employees of or consultants to the Company pursuant to the Company's 1991 Incentive Stock Option Plan (of which options to purchase up to 360,800 shares are or may be outstanding prior to the Closing),
(H) the Bridge Notes, (I) the Bridge Warrants, (J) the Series D Warrant, and (K) the Warrants, there are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

The term "Prior Agreements" shall mean the Series A Preferred Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement, and the Series C Preferred Stock Purchase Agreements.

          2.3  Subsidiaries.  The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the shares of Series D Preferred Stock and Warrants being sold hereunder, the Warrant Shares, and the Common Stock issuable upon conversion of such shares of Series D Preferred Stock, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors, and except insofar as the enforceability of the indemnification provisions of Section 7.10 hereof may be limited by applicable laws.

          2.5  Valid Issuance of Preferred and Common Stock.
               --------------------------------------------

          (a) The shares of Series D Preferred Stock and Warrants which are being issued by the Company to Investors hereunder, when issued, sold and delivered in accordance

                                      4.

with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free and clear of any liens and encumbrances other than those set forth herein and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement and the Warrant Shares have been duly and validly reserved for issuance and, upon issuance and in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Warrants, as the case may be, shall be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

          (b) The outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Each holder of Common Stock (other than Sheila Lee Trombadore, Jean Rossiter, Herb Hinstorff, M. Haynes and T. Stuart) has entered into a customary restricted common stock purchase agreement. Copies of these agreements will be delivered to counsel to the Investors upon request.

          (c) The outstanding shares of Series A, Series B and Series C Preferred Stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the post-sale filings pursuant to applicable federal and state securities laws, which the Company undertakes to file within the applicable time periods.

          2.7  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                                      5.

          2.8  Invention and Secrecy Agreements.  Each employee of the Company
               --------------------------------
has, or prior to the Closing will have, executed an employee's invention and proprietary information Agreement or an employee agreement (collectively, "Employee Agreements") in substantially the form attached hereto as Exhibit 2.8(a). The Company, after reasonable investigation, is not aware that any employees are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.9  Patents and Trademarks.  The Company has sufficient title and
               ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to the best of its knowledge, as proposed to be conducted without any conflict with or infringement of the rights of others.
The Company is not bound by nor a party to any option, license or agreement of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, which would be material to the Company's business as conducted or, to the best of Company's knowledge, as proposed to be conducted. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company s business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          2.10 Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, which violation or default would be materially adverse to the Company, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event would be materially adverse to the Company. The Company has avoided every condition, and

                                      6.

has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement which loss would be materially adverse to the Company.

          2.11 Agreements; Action.
               ------------------

          (a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof. None of the Company's officers, directors or, to the Company's knowledge, stockholders, have any direct or indirect ownership interest in any firm or corporation which, to the Company's knowledge, is in a business which is the same as or substantially similar to the Company's business.

          (b) There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of, $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services,
(iv) indemnification by the Company with respect to infringements of proprietary rights, or (v) any other material agreement.

          (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $50,000 in the aggregate, other than obligations or liabilities of the Company for compensation under employment, advisor or consulting agreements, (iii) made any loans or advances to any person, other than ordinary advances for travel and business expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Amended and Restated Certificate of Incorporation or Bylaws, which adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

          (e) The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, other than as contemplated by this Agreement, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                                      7.

          (f) For purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (g) All of the material contracts, agreements, and instruments to which the Company is a party are valid, binding, and in full force and effect in all material respects.

          (h) The Company is not aware of any key employee of the Company who has any plans to terminate his or her employment with the Company. No key employee of the Company has voluntarily terminated his or her employment with the Company within the past six months.

          2.12 Registration Rights.  Except as provided in Section 7 of this
               -------------------
Agreement, which supersedes the registration rights set forth in Section 7 of the Series A Preferred Stock Purchase Agreement, Section 7 of the Series B Preferred Stock Purchase Agreement, and Section 7 of the Series C Preferred Stock Purchase Agreements, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.13 Corporate Documents.  Except for amendments necessary to satisfy
               -------------------
representations and warranties or conditions contained herein (the form of which amendments has been approved by Investor), the Amended and Restated Certificate of Incorporation and Bylaws of the Company are in the form previously provided to the Investor.

          2.14 Title to Property and Assets.  The Company does not own any real
               ----------------------------
property. The Company owns any other assets owned by it free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to any property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, which liens, claims or encumbrances would be materially adverse to the Company. The Company is not a "real property holding company" within the meaning of section 897 of the Internal Revenue Code, as amended.

          2.15 Employee Benefit Plans.  The Company has the employee benefit
               ----------------------
plans listed in Schedule 2.15 attached hereto. The Company has no other employee benefit plans presently in force with respect to profit sharing, pensions, stock options, rights or other stock benefits.

          2.16 Tax Returns and Payments.  The Company has paid any taxes and
               ------------------------
other assessments due prior to the time penalties would accrue thereon. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f)

                                      8.

or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

          2.17 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect term life insurance, payable to the Company, on the lives of Richard G. Thau and Jean A. Kovacs in the amount of $1,000,000 and $500,000, respectively. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

          2.18 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and, to the best of the Company's knowledge, each employee of the Company is terminable at the will of the Company.

          2.19 Financial Statements.  The Company has delivered to each Investor
               --------------------
its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of cash flows) at June 30, 1994 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement) at and for the six-month period ended December 31, 1994 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 1994, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under

                                      9.

generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.20 Voting Arrangements.  To the Company's knowledge, there are no
               -------------------
outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company relating to the voting of their respective shares. Except for any voting agreements contemplated hereby, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.21 Disclosure.  The Company believes it has fully provided each
               ----------
Investor with all the information which such Investor has requested for deciding whether to purchase the Series D Preferred Stock and Warrants. Neither this Agreement nor any other statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.22 Business Plan.  The Company's business plan dated November, 1994
               -------------
has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to any projections contained in such business plan, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

          2.23 Section 83(b) Elections.  To the best of the Company's knowledge,
               -----------------------
all elections and notices required by Section 83(b) of the Internal Revenue Code have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

          3.   Representations and Warranties of Investor.  Each Investor hereby
               ------------------------------------------
severally and not jointly represents and warrants that:

          3.1  Authorization.  This Agreement constitutes a valid and legally
               -------------
binding obligation of such Investor, enforceable in accordance with its terms subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors, and except insofar as the enforceability of the indemnification provisions of Section 7.10 hereof may be limited by applicable laws.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
Investor in reliance upon Investor's representation to the Company, which by Investor's

                                      10.

execution of this Agreement Investor hereby confirms, that the Series D Preferred Stock and Warrants to be received by Investor, the Common Stock issuable upon conversion thereof and the Warrant Shares (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  Disclosure of Information.  Investor believes it has received all
               -------------------------
the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock and Warrants. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and Warrants. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement and the rights of Investor to rely thereon.

          3.4  Investment Experience.  Investor is an investor in securities of
               ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock and Warrants. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Series D Preferred Stock and Warrants.

          3.5  Restricted Securities.  Investor understands that the Securities
               ---------------------
it is purchasing are characterized as restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection Investor represents that it is familiar with Rule 144 ("Rule 144"), Rule 144A ("Rule 144A") and Regulation S under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.6  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by any terms and conditions of this Agreement specified by the Company (including, without limitation, Sections 3, 7.15 and 9 hereof):

                                      11.

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and the Securities Act; or

          (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 and Rule 144A, as currently in existence, except in unusual circumstances.

Notwithstanding the foregoing, the requirements in subsection (b) above shall not apply to a disposition (i) not involving a change in beneficial ownership or
(ii) involving the distribution without consideration of the Securities by any Investor to any of its partners, retired partners or affiliates or to the estate of any of its partners or retired partners. Transferees shall be known as Investors for purposes of this Agreement so long as the transfer is made in accordance with the provisions of this Section 3.6.

          3.7  Legends.  It is understood that the certificates evidencing the
               -------
Securities may bear one or all of the following legends in substantially the following form:

          (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 or Rule 144A of such Act."

          (b) "These securities are subject to certain restrictions on transfer set forth in the Qualix Group, Inc. Series D Preferred Stock and Warrant Purchase Agreement."

          (c) Any legend required by the laws of the State of California or other jurisdiction, including any legend required by the California Department of Corporations and sections 417 and 418 of the California Corporations Code.

          3.8  Accredited Investor.  Except as disclosed to the Company in
               -------------------
writing, Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

          3.9  Confidentiality.  Investor hereby represents, warrants and
               ---------------
covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified in writing by the Company as confidential that is furnished to it by the Company in connection with this Agreement, including (without

                                      12.

limitation) all financial statements, budget and other information delivered or provided to Investor pursuant to Section 8.1 hereof. This obligation of confidentiality shall not apply, however, to any information (i) in the public domain through no unauthorized act or failure to act by Investor, (ii) lawfully disclosed to Investor by a third party who possessed such information without any obligation of confidentiality or (iii) known previously by Investor or lawfully developed by Investor independent of any disclosure by the Company. Investor further covenants that it shall return to the Company all tangible materials containing such information upon request by the Company.

          3.10 Removal of Legends; Further Covenants and Restrictions.
               ------------------------------------------------------

          (a) Any legend endorsed on a certificate pursuant to Section 3.7 hereof shall be removed (i) if the Securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if such Securities may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such Securities shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of such Securities may be made without registration.

          (b) Any legend endorsed on a certificate pursuant to Section 3.7 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Securities provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

          (c) Investor further covenants that it will not transfer the Securities or any securities received in exchange therefor or on conversion thereof, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules or regulations of the Commission promulgated thereunder, including Rule 144, Rule 144A or Regulation S under the Securities Act. Further, Investor agrees that notwithstanding any other provision of this Agreement, prior to the closing of the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act ("Initial Public Offering"), it will not transfer any of such securities in a transaction which would, in the reasonable judgment of the Company, result in the Company being subject to the reporting requirements of the Securities Act or the Exchange Act, even if it is otherwise permitted to transfer them pursuant to Rule 144(k).

          4.   California Commissioner of Corporations.
               ---------------------------------------

          4.1  Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE
               ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE

                                      13.

COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATIONS BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          5.   Conditions of Investor's Obligations at Closing.  The obligations
               -----------------------------------------------
of each Investor (and Additional Investors, as the case may be) under this Agreement are subject to the fulfillment on or before the Closing (or the Additional Closing, as the case may be) of each of the following conditions, the waiver of which shall not be effective against such Investor (or Additional Investor, as the case may be) unless such Investor (or Additional Investor, as the case may be) consents in writing thereto:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing (or Additional Closing, as the case may be) with the same effect as though such representations and warranties had been made on and as of the date of such Closing (or Additional Closing, as the case may be).

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing (or the Additional Closing, as the case may be).

          5.3  Compliance Certificate.  The President of the Company shall
               ----------------------
deliver to each Investor (or Additional Investor, as the case may be) at the Closing (or the Additional Closing, as the case may be) a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Agreement.

          5.4  Qualifications.  All registrations, qualifications, permits and
               --------------
approvals required under applicable state securities law shall have been obtained for the offer, sale, issuance and delivery of the Securities pursuant to this Agreement.

          5.5  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing (or the Additional Closing, as the case may be) and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                                      14.

          5.6  Minimum Investment.  The Investors shall have purchased at the
               ------------------
Closing an aggregate of at least 295,833 shares of Series D Preferred Stock and Warrants exercisable into 235,188 Warrant Shares.

          5.7  Board of Directors.  The Board of Directors at the Closing shall
               ------------------
consist of the following six (6) members: Richard G. Thau; Jean A. Kovacs; E. David Crockett; Peter L. Wolken; William Hart; and one individual who shall be designated by H&Q London Ventures and H&Q Qualix Investors, L.P. (collectively, "H&Q") on or before the Closing.

          5.8  Opinion of Company Counsel.  Investor shall have received from
               --------------------------
Brobeck, Phleger & Harrison, counsel for the Company, an opinion, dated as of the Closing (or the Additional Closing, as the case may be), in substantially the form attached hereto as Exhibit F.
                            ---------

          6.   Conditions of the Company's Obligations at Closing.  The
               --------------------------------------------------
obligations of the Company to each Investor (or additional Investor, as the case may be) under this Agreement are subject to the fulfillment on or before the Closing (or Additional Closing, as the case may be) of each of the following conditions by such Investor (or Additional Investor, as the case may be):

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of such Investor (or Additional Investor, as the case may be) contained in Section 3 hereof shall be true on and as of the Closing (or Additional Closing, as the case may be) with the same effect as though such representations and warranties had been made on and as of the Closing (or Additional Closing, as the case may be).

          6.2  Payment of Purchase Price.  Such Investor (or Additional
               -------------------------
Investor, as the case may be) shall have delivered the purchase price specified in Section 1.1 and shall have acquired and paid for at the Closing (or Additional Closing, as the case may be) the shares of Series D Preferred Stock and Warrants to be acquired by such Investor (or Additional Investor, as the case may be) pursuant to this Agreement.

          6.3  California Qualification.  All registrations, qualifications,
               ------------------------
permits and approvals required under applicable state securities law shall have been obtained for the offer, sale, issuance and delivery of the Securities pursuant to this Agreement.

          7.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          7.1  Definitions.  For purposes of this Section 7:
               -----------

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                                      15.

          (b) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A, Series B, Series C and Series D Preferred Stock, (ii) the Common Stock issuable or issued upon exercise of the Bridge Warrants, the Series D Warrant and the Warrants and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights under this Section 7 are not assigned;

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities;

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 7.13 hereof; and

          (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") in lieu of Form S-3 which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          7.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an aggregate offering price, net of underwriting discounts and commissions, of at least $7,500,000, then the Company shall, within 15 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 7.2(b), file as soon as practicable, and in any event within 75 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 30 days of the mailing of such notice by the Company in accordance with Section 9.6.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7.2 and the Company shall include such information in the written notice referred to in subsection 7.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such

                                      16.

underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 7.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of a majority in interest of the Initiating Holders, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) The Company is obligated to effect only two such registrations pursuant to this Section 7.2; provided, however, that the Company shall not be obligated to effect such registration if the Company has, within the 12-month period preceding the date of such request, already effected a registration pursuant to this Section 7.2.

          (d) The Company is not obligated to initiate a registration pursuant to this Section 7.2 until the earlier of January 1, 1997 or three months after the Initial Public Offering.

          (e) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 7.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

          7.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15

                                      17.

days after mailing of such notice by the Company in accordance with Section 9.6, the Company shall, subject to the provisions of Section 7.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          7.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                      18.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (h) Make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (including by means of satisfying the provisions of Rule 158 under the Securities Act) as soon as reasonably practical covering the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement.

          7.5  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 7 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

          7.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 7.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders selected by them shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 7.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 7.2.

          7.7  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable

                                      19.

Securities with respect to the registrations pursuant to Section 7.3 for each Holder (which right may be assigned as provided in Section 7.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of a single counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          7.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company (or the stockholder initiating the registration) that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); provided, however, that in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering (unless such offering is the Initial Public Offering, in which case the amount of securities of the selling Holders may be reduced below 30% but only after all securities of other selling stockholders are excluded from such offering, (ii) any securities of selling Holders shall be excluded until all securities of selling Founders and other employees of, or consultants and advisors to, the Company are excluded; and (iii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 7.2 be excluded from such offering.

          7.9  Delay of Registration.  Except with the written consent of
               ---------------------
Holders of two thirds of the Registrable Securities, no Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

          7.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 7:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or

                                      20.

underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law); and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 7.10(b) exceed the net proceeds from the offering received by such Holder.

                                      21.

          (c) Promptly after receipt by an indemnified party under this Section
7.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.10.

          (d) The obligations of the Company and Holders under this Section 7.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

          7.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after 90

                                      22.

days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          7.12 Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 7.12; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has already effected four registrations on Form S-3 for the Holders pursuant to this Section 7.12; (v) if the Company has, within the 12-month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 7.12 and other similar provisions granting rights to registration on Form S-3; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                                     23.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 7.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the Company and a single counsel for the selling Holder or Holders shall be borne by the Company. Registrations effected pursuant to this Section 7.12 shall not be counted as demands for registration effected pursuant to Section 7.2.

          7.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of an amount of such securities representing not less than the greater of (i) 25,000 shares of the Registrable Securities or (ii) 15% of the Registrable Securities purchased hereunder by such Holder; provided, in each case, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and the Company's Board of Directors approves such transfer, which approval shall not be unreasonably withheld; and provided, further, that no such assignment shall be effective if immediately following such transfer the Company's shares are publicly traded and the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 7.

          7.14 Limitations on Subsequent Registration Rights. From and after the
               ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 7.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 7.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 7.2.

          7.15  "Market Stand-Off" Agreement.  Investor hereby agrees that it
                ----------------------------
shall not, to the extent requested by the Company and an underwriter of Common Stock (or other

                                     24.

securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time, as agreed to by the Company and the underwriters, not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

          (a) such agreement shall be applicable only to the Initial Public Offering; and

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Investor's Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

          7.16 Amendment of Registration Rights.  Any provision of this Section
               --------------------------------
7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.17 Termination of Registration Rights.  The Company's obligations
               ----------------------------------
pursuant to this Section 7 shall terminate seven years from the date of consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-l under the Securities Act which results in gross offering proceeds to the Company of at least $7,500,000, the public offering price of which was not less than $7.50 per share (adjusted to reflect stock dividends, stock splits or recapitalizations).

          8.   Covenants.
               ---------

          8.1  Delivery of Financial Statements.
               --------------------------------

          (a)  The Company shall deliver to each Investor;

               (i) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company:

                                      25.

                   A. an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

                   B. a capitalization summary of the Company indicating the stockholders of the Company as of the end of such fiscal year and the type and amount of securities owned of record by such stockholder and a list of holders of all options, warrants or other rights to acquire securities of the Company and the number of securities covered by such options, warrants or other rights.

               (ii) as soon as practicable, but in any event within 45 days of the end of each of the first three fiscal quarters of each fiscal year of the Company, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also contain the foregoing information for the corresponding periods of the immediately preceding fiscal year in comparative form.

          (b) The Company shall deliver to each Major Investor (as defined below):

               (i) as soon as practicable, but in any event within 45 days of the end of each month, an unaudited statement of operations, cash flow analysis and balance sheet for and as of the end of such month, in reasonable detail; such monthly statements shall also contain the foregoing information on a year-to-date basis; and

               (ii) as soon as practicable, but in any event within 30 days prior to the close of each fiscal year, a business plan for the next fiscal year and an operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months.

          (c)  with respect to the financial statements called for in subsection
(a)(i)(A) of this Section 8.1, an instrument executed by the Treasurer or the President of the Company and certifying that such financials were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment. A "Major Investor" is an Investor or an assignee of an Investor that owns at least one hundred thousand (100,000) shares of Series D Preferred Stock, or Common Stock issued upon conversion thereof.

          8.2  Inspection.  The Company shall permit each Major Investor, at
               ----------
such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its

                                      26.

officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          8.3  Right of First Offer on Certain Primary Sales.  Subject to the
               ---------------------------------------------
terms and conditions specified in this Section 8.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail or an established overnight courier ("Notice") to each Investor stating (i) its bona fide intention to offer or issue such Shares, (ii) the number of such Shares to be offered, and (iii) the price, if any, for which it proposes to offer such Shares.

          (b) Within 15 calendar days after receipt of the Notice, such Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock then owned, or issuable upon conversion of the Preferred Stock and the Warrants then owned, by such Investor bears to the total number of shares of Common Stock then outstanding and issuable upon conversion of the Preferred Stock and exercise of the Warrants then outstanding. The Company shall promptly, in writing, inform each Investor which elects to purchase all the Shares available to it ("Fully Exercising Investor") of any other Investor which does not elect to purchase all of the Shares available to such other Investor ("Non-Fully Exercising Investor"). During the 10-day period commencing after receipt of such information, each Fully Exercising Investor shall be entitled to obtain that portion of the shares subject to such right of first offer and not subscribed for by the Non-Fully Exercising Investors which is equal to the proportion that the number of shares of Common Stock then owned, or issuable upon conversion of the Series D Preferred Stock then owned, by such Fully Exercising Investor bears to the total number of shares of Common Stock then owned, or issuable upon conversion of the Series D Preferred Stock then owned, by all Fully Exercising Investors which wish to purchase some of the unsubscribed shares.

          (c) If all such Shares referred to in the Notice are not elected to be obtained as provided in subsection 8.3(b) hereof, the Company may, during the 90-day period following the expiration of the period provided in subsection 8.3(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                                      27.

          (d) The right of first offer granted in this Section 8.3 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor), to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such issuance or sale is approved by a majority of the disinterested members of the Company's Board of Directors, (ii) to the issuance and sale of the Company's securities to a corporation, partnership or other entity with which the Company has a partnership, joint venture or other business relationship, provided that such issuances are for other than primarily equity financing purposes and that each such issuance and sale is approved by the Company's Board of Directors,
(iii) to the issuance and sale of the Company's securities in connection with the acquisition by the Company of the stock or other equity interests in, or all or substantially all of the assets of, another corporation, partnership or other entity, provided that in the case of an acquisition of stock or other equity interests the Company acquires at least 50% of such stock or other equity interests, (iv) the issuance or sale of shares of Common Stock (or options therefor) in connection with any equipment lease financing or the incurrence of any indebtedness for money borrowed, provided each such issuance and sale is approved by the Company's Board of Directors, (v) to the issuance of Common Stock upon the conversion of Preferred Stock, or (vi) to or after consummation of a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act pursuant to a registration statement on Form S-1, which results in gross proceeds to the Company of at least $7,500,000.

          (e) For purposes of Section 8.3 and 8.4 hereof, the term "Investor" shall include each Investor in this Agreement and in each of the Prior Agreements.

          (f) Upon the Closing of this Agreement, (1) Section 8.4 of the Prior Agreements is hereby terminated and shall be of no further force and effect; and
(2) each holder of Series A, Series B and Series C Preferred Stock hereby agrees to waive the application of Section 8.4 of the Prior Agreements for this offering.

          8.4  Right of First Offer on Certain Secondary Sales.  Subject to the
               -----------------------------------------------
terms and conditions specified in this Section 8.4, each Investor, Richard G. Thau and Jean A. Kovacs (individually a "Section 8.4 Stockholder") hereby grants first to the Company, and then to each other Section 8.4 Stockholder (individually a "Section 8.4 Rights Holder," and collectively the "Section 8.4 Rights Holders") a right of first offer with respect to future sales of shares of the Company's Common Stock or Preferred Stock (the "Shares") by such Section
8.4 Stockholder. The right of first offer specified in this Section 8.4 shall expire upon the consummation of the Company's sale of its Common Stock in a bonafide underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, (i) which results in gross proceeds to the Company of at least $7,500,000, the public offering price of which was not less than $2.40 per share (as appropriately adjusted to reflect stock dividends, stock splits or recapitalizations) or (ii) in which all outstanding Preferred Stock of the Company is converted into Common Stock. The right of first offer specified in this Section 8.4 shall not apply to transfers to partners, shareholders, subsidiaries, affiliates, family members, family trusts, the estate of the holder or any partnership set up to

                                      28.

manage its venture capital investments, provided such transferees agree to said right of first offer on transfer and any vesting or similar repurchase agreements.

          Each time a Section 8.4 Stockholder (an "Initiating Section 8.4 Stockholder") proposes to offer any Shares, the Section 8.4 Stockholder shall first make an offering of such shares to each other Section 8.4 Rights Holder in accordance with the following provisions:

          (a) The Initiating Section 8.4 Stockholder shall deliver a written notice by certified mail or an established overnight courier ("Section 8.4 Notice") to the Section 8.4 Rights Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of Shares to be offered ("Section 8.4 Shares") and (iii) the price and terms, if any, upon which it proposes to offer the Section 8.4 Shares.

          (b) By written notification received by the Initiating Section 8.4 Stockholder within fifteen (15) calendar days after receiving the Section 8.4 Notice, each Section 8.4 Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the Section 8.4 Notice, up to that number of the Section 8.4 Shares equal to the product of the total number of Section 8.4 shares multiplied by a fraction (A) the numerator of which is the number of shares of Common Stock issued and held, or issuable upon conversion of the convertible securities of the Company then held by such Section 8.4 Rights Holder and (B) the denominator of which is the total number of shares of Common Stock then outstanding (assuming full conversion of all then outstanding convertible securities of the Company). The Initiating Section 8.4 Stockholder shall promptly, in writing, inform each Section 8.4 Rights Holder which purchases all of the Section 8.4 Shares available to it ("Fully-Exercising
Section 8.4 Rights Holder") of any other Section 8.4 Rights Holder's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Section 8.4 Rights Holder shall be entitled to purchase up to that portion of the Section 8.4 Shares that the Section 8.4 Rights Holders were entitled to subscribe but which were not subscribed for by the Section 8.4 Rights Holders which is equal to the proportion of that number of shares of Common Stock issued and held, or issuable upon conversion of convertible securities of the Company then held, by such Fully-Exercising
Section 8.4 Rights Holder bears to the total number of shares of Common Stock issued and held, or issuable upon the conversion of convertible securities of the Company then held, by all Fully-Exercising Section 8.4 Rights Holders who wish to purchase some of the unsubscribed Shares.

          (c) If all of the Section 8.4 Shares which Section 8.4 Rights Holders are entitled to purchase pursuant to subsection 8.4(b) hereof are not elected to be purchased as provided in such subsection 8.4(b) hereof, the Initiating
Section 8.4 Stockholder may, during the ninety (90)-day period following the expiration of the period provided in such subsection 8.4(b), offer the remaining unsubscribed portion of such Section 8.4 Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those specified in the Section 8.4 Notice. If the Initiating Section 8.4 Stockholder does not enter into an agreement for the sale of such Section 8.4 Shares within such period, or if such

                                      29.

agreement is not consummated within ninety (90) days of the execution thereof, the right provided herein shall be deemed to be revived and such Section 8.4 Shares shall not be offered unless first reoffered to the Non-Initiating Section
8.4 Stockholders in accordance herewith.

          (d) The right of first offer set forth in this Section 8.4 may not be assigned or transferred, except that (i) such right is assignable by each
Section 8.4 Rights Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is an affiliate of, such Section 8.4 Rights Holder and (ii) such right may be transferred to a third party who buys at least 500 shares of the Registrable Securities (subject to adjustment for stock splits, stock dividends, splits, reclassifications and the like) or all shares held by a
Section 8.4 Stockholder.

          (e) The Company may, at its discretion, cause any additional purchaser of capital stock of the Company to agree to comply with the provisions of this
Section 8.4 as such Section 8.4 Stockholder.

          8.5  Invention and Proprietary Information Agreements.  The Company
               ------------------------------------------------
shall use its best efforts to cause each of its employees and consultants to enter into an employee and proprietary information agreement in a form approved by the Board of Directors of the Company.

          8.6  Series D Directors.  Each Investor agrees that, as long as H&Q
               ------------------
holds more than One Hundred Thousand (100,000) shares of Series D Preferred Stock, adjusted for stock splits, stock dividends, recapitalizations and the like, such Investor shall nominate and vote all shares of Series D Preferred Stock owned by such Investor for the election to the Company's Board of Directors pursuant to Section 5(c) of Article IV of the Amended and Restated Certificate of Incorporation an individual designated by H&Q.

          8.7  Termination of Covenants.  The covenants set forth in Article 8
               ------------------------
shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of section 13(a) or 15(d) of the Exchange Act, whichever event shall first occur; provided that the Company shall furnish to each Major Investor copies of its reports on Forms 10-K and 10-Q within 10 days after filing with the SEC.

          9.  Miscellaneous.
              -------------

          9.1  Survival of Warranties.  The warranties, representations and
               ----------------------
covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor.

                                      30.

          9.2  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          9.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by an established courier to the party to be notified, or if sent by telex or telecopy, upon receipt of the correct answerback, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

          9.7  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible.

          The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          9.8  Expenses.  The Company shall pay all costs and expenses that it
               --------
incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and the Company shall at the Closing reimburse the reasonable fees of special counsel for the Investors, not to exceed $7,500. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, as amended, the

                                      31.

prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.9  Amendments and Waivers.  Except as specified in Section 7.16, any
               ----------------------
term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set
                                      --------  -------
forth in Section 5 hereof may be waived unless Investor consents thereto.

          9.10  Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.11  Aggregation of Stock.  All shares of Series D Preferred Stock
                --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          9.12  Effect of This Agreement.  Upon the Closing of this Agreement,
                ------------------------
the terms of Section 7 and Section 8.4 of each of the Prior Agreements shall be superseded by the terms of Section 7 and 8.4, respectively, of this Agreement and shall be of no further force and effect.

                                      32.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       QUALIX GROUP, INC.



                                       By_________________________________
                                       Richard G. Thau, President
                                       and Chief Executive Officer

                             Address:  1900 South Norfolk Street
                                       Suite 224
                                       San Mateo, CA 94403



Solely as to Section 8.4:



___________________________________
Richard G. Thau




___________________________________
Jean A. Kovacs



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       H&Q LONDON VENTURES



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       H&Q QUALIX INVESTORS, L.P.



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ASSOCIATED VENTURE INVESTORS II



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ASPEN VENTURE PARTNERS, L.P.



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       TECHNOLOGY PARTNERS WEST
                                        FUND IV, L.P.



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       H&Q GROUP



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       B.J. CASSIN



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       B.J. CASSIN, CONSERVATOR
                                        FOR ROBERT CASSIN



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       DONALD L. LUCAS, SUCCESSOR
                                        TRUSTEE OF THE DONALD L. LUCAS
                                        PROFIT-SHARING TRUST



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       RICHARD M. LUCAS
                                        CANCER FOUNDATION



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ST. FRANCIS GROWTH FUND



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PAUL JOAS
                                       DAIN BOSWORTH, INC.



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       QUEST VENTURES INTERNATIONAL



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       QUEST VENTURES II



                                   By  __________________________________



                                       __________________________________
                                            (Print Name)



                                       __________________________________
                                            (Title of Signatory,
                                            if applicable)


                             Address:  __________________________________

                                       __________________________________

                                       __________________________________



                    Number of Shares:  __________________________________
                                       (Complete only if the total number of
                                       shares on the Schedule of Investors is to be allocated among more than one entity.)



               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

               SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT



             PLEASE RETURN IN THE ENCLOSED FEDERAL EXPRESS ENVELOPE

                                   SCHEDULE A
                                   ----------

                             Schedule of Investors
                             ---------------------

                                                 Common
                                      Series D   Warrant     Aggregate      Principal Amount
Investor                               Shares    Shares    Purchase Price   of Cancelled Debt   Refund
--------                               ------    ------    --------------   -----------------   ------

FIRST CLOSING APRIL 11, 1995
----------------------------

H&Q London Ventures                    208,333   156,793       $500,165                --         --

H&Q Qualix Investors, L.P.              87,500    78,395       $210,070                --         --

Associated Venture
  Investors II                          93,515                 $224,435          $224,438          3

Aspen Venture
  Partners, L.P.                        54,166                 $129,998          $130,000          2

Technology Partners
  West Fund IV, L.P.                    67,427                 $161,824          $161,826          2

H&Q Group*                              16,666                 $ 39,998          $ 40,000          2

B.J. Cassin                              4,543                 $ 10,903          $ 10,905          2

B.J. Cassin, Conservator
  for Robert Cassin                      1,135                 $  2,724          $  2,726          2

                                                 Common
                                      Series D   Warrant     Aggregate      Principal Amount
Investor                               Shares    Shares    Purchase Price   of Cancelled Debt   Refund
--------                               ------    ------    --------------   -----------------   ------
Donald L. Lucas, Successor
  Trustee of the Donald L. Lucas
  Profit-Sharing Trust                   2,272               $    5,452          $  5,453            1

Richard M. Lucas Cancer
  Foundation                             2,272               $    5,452          $  5,453            1

St. Francis Growth Fund                    681               $    1,634          $  1,636            2

Paul Joas
  Dain Bosworth, Inc.                      454               $    1,089          $  1,090            1

Quest Ventures
  International                          4,229               $   10,149          $ 10,150            1

Quest Ventures II                        6,187               $   14,848          $ 14,850            2
                                       -------   -------     ----------          --------       ------

   SUBTOTAL                            549,380   235,188     $1,318,741          $608,527           21

* Since H&Q Group's $40,000 note was assumed by H&Q Qualix Investors, L.P., the associated shares will be issued in the name of H&Q Qualix Investors, L.P.

                                      2.

                                                 Common
                                      Series D   Warrant     Aggregate      Principal Amount
Investor                               Shares    Shares    Purchase Price   of Cancelled Debt   Refund
--------                               ------    ------    --------------   -----------------   ------

SECOND CLOSING MAY 11, 1995

H&Q London Ventures                   208,333   165,625        $500,165                 --        --

 TOTAL                                757,713   400,813      $1,818,906           $608,527        21

                                      3.

                                   EXHIBIT B
                                   ---------

                          List of Common Stockholders
                          ---------------------------

                                                               Number
Stockholders                                                  of Shares
------------                                                  ---------

Richard G. Thau                                               1,725,000

Jean A. Kovacs                                                  930,000

Douglas C. Shaker                                                97,509

Arlington Glaze                                                  85,000

Tom Stuart                                                       32,310

Richard Koretz                                                   30,036

D. Garth Rowe                                                    30,000

David Rokoff                                                      6,000

M. Haynes                                                         4,055

Sheila Lee Trombadore                                             2,550

Jean Rossiter                                                       500

Herb Hinstorff                                                      200

Vinay Anand                                                       1,059

Jayne E. Peterson                                                 6,848
                                                              ---------

    Total                                                     2,951,067
                                                              ---------

                                   EXHIBIT C
                                   ---------

                         List of Series A Stockholders
                         -----------------------------

                                                          Number
Stockholders                                             of Shares
------------                                             ---------

Associated Venture Investors II                            491,750

Associated Venture Investors - PGF                           8,250

Aspen Ventures Partners, L.P.                              500,000

Quest Ventures II                                           99,000

Quest Ventures International                                67,667

The David Jorgensen Fund                                    26,667

Arnold N. and Beverly C. Levin (Community Property)         16,667

John A. Hime                                                10,000

David A. Lane                                                4,000

Alex Osadzinaki                                              1,000
                                                         ---------

   Total                                                 1,225,001
                                                         ---------

                                   EXHIBIT D
                                   ---------

                         List of Series B Stockholders
                         -----------------------------


                                                             Number
Stockholders                                                of Shares
------------                                                ---------

Technology Partners West Fund IV, L.P.                        435,898

Aspen Venture Partners, L.P.                                  179,487

Associated Venture Investors II                               179,487

Quest Ventures II                                              76,154

Quest Ventures International                                   52,051
                                                              -------

Total                                                         923,077
                                                              -------

                                   EXHIBIT E
                                   ---------

                     List of Existing Series C Stockholders
                     --------------------------------------


                                                              Number
Stockholders                                                 of Shares
------------                                                 ---------

Technology Partners West Fund IV, L.P.                         153,246

Aspen Venture Partners, L.P.                                   152,816

Associated Venture Investors II                                172,611

Quest Ventures II                                               13,817

Quest Ventures International                                     9,444

H&Q Qualix Investors, L.P.                                     113,632

B. J. Cassin                                                    45,452

B.J. Cassin, Conservator
for Robert Cassin                                               11,363

Donald L. Lucas, Successor
Trustee of the Donald L. Lucas
Profit-Sharing Trust                                            22,726

Richard M. Lucas Cancer
Foundation                                                      22,726

St. Francis Growth Fund                                          6,818

Paul Joas Dain
Bosworth, Inc.                                                   4,545
                                                               -------


Total                                                          729,196
                                                               -------

                                   SCHEDULE C

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

                                 April 11, 1995

The following exceptions relate to the respective Sections of the Qualix Group, Inc. Series D Preferred Stock and Warrant Purchase Agreement dated as of April __, 1995 between Qualix Group, Inc., a Delaware corporation (the "Company"), and the Investors (as defined therein).

          Section 2.3.  The Company currently owns warrants to purchase 18.9%
          -----------
of the common stock of Tidalwave Technologies.

          Section 2.7.  The following is an excerpt from the legal letter
          -----------
(February 10, 1995) sent from our litigation counsel, Trepel & Clark, to our auditors in connection with the audit of the 6/30/94 financial statements:

          "There is presently pending the lawsuit sent as an exhibit to this letter. As of the date of this letter, it is believed that the matter will be resolved satisfactorily to Qualix and the relief sought in the complaint will be resolved favorable to Qualix, all as requested in the complaint. No cross-complaints have been threatened except that a lawsuit, by one of the principals of Tidalwave has filed a lawsuit which is sent as the second enclosure to this letter. In our opinion, that lawsuit has little, if any merit, and should be resolved by the pending resolution of the lawsuit filed by Qualix against Veritas and Tidalwave. Mr. Harrison, the plaintiff in that litigation is a principal of Tidalwave but Mr. DeGarmo, the other principal of Tidalwave (shareholder) has disavowed that lawsuit."

          The two actions above are CV746924 and CV746524.

          On February 16, 1995, Qualix agreed directly with Tidalwave Technologies that all parties would release claims.

          On February 18, 1995, Qualix entered into an agreement with Veritas whereby all parties agree to full releases, with the understanding that this includes the Principals at Tidalwave Technologies, including Jeff Harrison.

          The above agreements are subject to a successful acquisition of Tidalwave Technologies by Veritas Software.

          Section 2.9.  The Company has registered the name "Qualix Group" and
          -----------
the name "NetScope" with the United States Patent and Trademark Office.

          Section 2.11(a).  References made to the Restricted Common Stock
          ---------------
Purchase Agreements between the Company and each of its Common Stockholders except Sheila Lee Trombadore, Jean Rossiter, Herb Hinstorff, M. Haynes and T. Stuart. Agreement for Felt to acquire 120,000 shares of common stock and 40,000 shares of preferred stock.

          Section 2.11(b) and (c).  The Company has a facility lease agreement
          -----------------------
with Norfolk Atrium dated December 1, 1993 and an equipment lease agreement with Leasetec Corporation dated June 15, 1991. The Company also has a line of credit of five hundred thousand dollars ($500,000) with Silicon Valley Bank, dated June 22, 1992, pursuant to which the Company has borrowed funds. The Company has entered into a number of distribution agreements to distribute software products of third parties. The Company may from time to time enter into distribution or other agreements which restrict or affect the development, manufacture or distribution of the Company's products or services. In addition, Qualix has entered into a publishing arrangement with Tidalwave Technologies which is beyond a normal distribution agreement.

          The Company has entered an agreement with Data General whereby Data General will OEM the FirstWatch product (owned by Tidalwave) from Qualix.

          Section 2.11(c).  The Company has had discussions with several venture
          ---------------
capital investors, private investors and selected companies regarding funding of the Company's operations.

          Section 2.11(e).  The Company made an offer to acquire Tidalwave
          ---------------
Technologies during 1994 and the offer was rejected.

          Section 2.15.  The Company has an employee group health plan, of
          ------------
which, Principal Mutual Insurance and Kaiser Permanente is the provider. The Company also has workmen's compensation insurance of which Hartford Accident and Indemnity Company c/o Insurance by Allied Brokers is the provider.

          Section 2.20.  The financial statements are currently being audited.
          ------------
The audit should be complete by March 31, 1995.

          Note: We will prepare a package to all the investors to make sure they have all the financial statements for the last six months to comply with this provision. It will also include the unaudited financial statements for the year ended June 30, 1994.

          On December 27, 1994, the Company entered into a fee arrangement with Trepel & Clark, whereby the Company would pay $100,000 non-recoverable retainer plus 1/3 of any net recovery received. The payment is composed of $37,500 cash and $62,500 of

                                      2.

Preferred Stock. Subsequent to December 27, 1994, the Company has re-opened negotiations with respect to the fee arrangement above and is still currently holding these discussions.

                                      3.

                                   EXHIBIT F
                                   ---------

                        BRIDGE WARRANT CONVERSION TABLE


                                                          WARRANT ISSUE    WARRANT EXERCISE       NUMBER OF
WARRANT HOLDER                        WARRANT AMOUNT          DATE             DATE             COMMON SHARES
--------------                        --------------          ----             ----             -------------


Associated Venture Investors II             $ 74,958        08/26/94        04/11/95                42,333

Aspen Venture Partners, L.P.                $ 73,216        08/26/94        04/11/95                41,349

Technology Partners West
  Fund IV, L.P.                             $ 51,826        08/26/94        04/11/95                29,269
                                            $110,000        10/05/94        04/11/95                51,150

Aspen Venture Partners, L.P.                $ 56,784        10/05/94        04/11/95                26,405

Associated Venture Investors, II            $149,480        10/05/94        04/11/95                69,508

H&Q Group                                   $ 40,000        10/05/94        04/11/95                18,600

B.J. Cassin                                 $ 10,905        10/05/94        04/11/95                 5,071

B.J. Cassin, Conservator for
  Robert Cassin                             $  2,726        10/05/94        04/11/95                 1,268

                                                          WARRANT ISSUE    WARRANT EXERCISE       NUMBER OF
WARRANT HOLDER                        WARRANT AMOUNT          DATE             DATE             COMMON SHARES
--------------                        --------------          ----             ----             -------------
Donald L. Lucas, Successor Trustee
  of the Donald L. Lucas Profit
  Sharing Trust                          $  5,453           10/05/94          04/11/95               2,536

Richard M. Lucas Cancer Foundation       $  5,453           10/05/94          04/11/95               2,536

St. Francis Growth Fund                  $  1,636           10/05/94          04/11/95                 761

Paul Joas                                $  1,090           10/05/94          04/11/95                 507

Quest Ventures International             $ 10,150           10/05/94          04/11/95               4,720

Quest Ventures II                        $ 14,850           10/05/94          04/11/95               6,905


Totals                                   $608,527                                                  302,918

                                      2